Exhibit 5.1



                [On Farris, Vaughn, Wills & Murphy Letterhead]




Telephone: (604) 684-9151                    26th Floor, 700 West Georgia St.
Facsimile: (604) 661-9349                    Vancouver, British Columbia
www.farris.com                               Canada V7Y 1B3


                                                    March 3, 2003



TELUS Corporation
8th Floor
555 Robson Street
Vancouver, British Columbia V6B 3K9
Canada

Dear Sirs:

                      Re: TELUS Corporation --
                          Registration Statement on Form S-8

TELUS Corporation (the "Company"), a company organized under the laws of the Province of British Columbia, Canada (the "Province"), has requested our opinion in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Company shall register on the Registration Statement an aggregate of up to 1,300,000 of its non-voting shares ("Non-Voting Shares"), without par value, proposed to be issued pursuant to the TELUS Corporation Share Option and Compensation Plan, as amended and restated (the "Plan").

We have examined the Registration Statement and such other documents and records of the Company as we have deemed relevant or necessary for the purpose of the opinion set forth herein. In giving such opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of the Province and the laws of Canada applicable therein and accordingly express no legal opinion in respect of any other laws.

Based upon and subject to the foregoing, we are of the opinion that upon issuance of the Non-Voting Shares of the Company pursuant to the exercise of options granted from time to time under the Plan in accordance with the terms of the Plan, (including payment of the purchase price for such Non-Voting Shares), the Non-Voting Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Yours truly,

                                           "Farris, Vaughan, Wills & Murphy"